UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/17/2018

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37729

DE	36-4829580
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1400, Chicago IL 60606

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on May 17, 2018.

(b)	The following matters were voted upon at the Annual Meeting of Stockholders.

1. The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Thomas J. Quinlan III, M. Shân Atkins, Margaret A. Breya, Thomas F. O’Toole, Douglas W. Stotlar, and Shivan S. Subramaniam. The Inspectors of Election certified the following vote tabulations:

	FOR	AGAINST	ABSTAIN	NON-VOTES
Thomas J. Quinlan III	28,757,844	1,123,677	121,740	2,905,884
M. Shân Atkins	29,616,052	252,522	134,687	2,905,884
Margaret A. Breya	29,638,654	230,965	133,642	2,905,884
Thomas F. O’Toole	29,620,997	248,158	134,106	2,905,884
Douglas W. Stotlar	29,631,964	237,271	134,026	2,905,884
Shivan S. Subramaniam	29,642,981	225,022	135,257	2,905,884

2. The Stockholders voted to approve the advisory resolution on executive compensation. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
28,665,704	1,172,484	165,073	2,905,884

3. The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2018. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
32,538,661	135,720	234,764	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC COMMUNICATIONS, INC.

Date: May 18, 2018	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Chief Administrative Officer & General Counsel